Exhibit 99.1

United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended August 31, 2023

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$6,559,065
Unrealized Gain (Loss) on Market Value of Commodity Futures	(9,610,936)
Dividend Income	155,926
Interest Income	151,006
ETF Transaction Fees	700
Total Income (Loss)	$(2,744,239)

Expenses
General Partner Management Fees	$37,986
Professional Fees	34,595
Brokerage Commissions	4,005
Directors' Fees and insurance	2,423
License fees	950
Total Expenses	$79,959
Net Income (Loss)	$(2,824,198)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 8/1/23	$76,750,911
Additions (50,000 Shares)	3,522,317
Withdrawals (50,000 Shares)	(3,509,531)
Net Income (Loss)	(2,824,198)

Net Asset Value End of Month	$73,939,499
Net Asset Value Per Share (1,050,000 Shares)	$70.42

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended August 31, 2023 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596